Exhibit 99.1

Demandware Announces Fourth Quarter and Year End 2015 Financial Results

Robust Pipeline and 2016 Launch of New, Differentiated Technologies Support Continued Momentum

Burlington, Mass. – February 9, 2016 – Demandware®, Inc. (NYSE:  DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced financial results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter Highlights

•

Subscription revenue for the fourth quarter was $65.8 million, a 34% year over year increase from $49.2 million in the fourth quarter of 2014 and a 37% year over year increase on a constant currency basis

•	Subscription revenue for the full year was $201.0 million, a 38% year over year increase from $145.9 million in 2014 and a 43% year over year increase on a constant currency basis
•	Live customers reached 331 at December 31, 2015, an increase of 24% from 267 last year
•	Live sites reached 1,506 at December 31, 2015, an increase of 32% from 1,143 last year
•	30 customers generated more than $100 million in gross merchandise value on the Demandware digital solution in 2015, up from 22 customers in 2014
•	Subscription dollar retention rate exceeded 120% in 2015 and customer churn was less than 5%
•

Contract backlog (consisting of unbilled committed minimum subscription fees plus deferred revenue) reached $594.6 million as of December 31, 2015, an increase of 29% over $461.7 million as of December 31, 2014 and up 30% on a constant currency basis

“We made clear progress on our 2015 objectives,” stated Tom Ebling, Chief Executive Officer, Demandware. “We have proven our model works for large enterprise retailers with 30 customers each transacting more than $100 million of gross merchandise value (GMV) on our platform, up from 22 last year. Our customers continue to take market share. Our 2015 comparable customer GMV growth of 25% on a constant currency basis was nearly double the market rate. We have expanded into Italy and Japan and have customers operating sites in approximately 50 countries. We are making excellent progress with Demandware Store, the first-of-its-kind cloud-based point of sale solution for the retail store, with several charter customers and over 40 demos with store-based retailers at NRF. The planned rollouts of predictive merchandising and Demandware Store this year will further enhance our value proposition and position us to deliver on the promise of omnichannel. We are uniquely positioned to lead the market for enterprise class retail commerce.”

•

Demandware signed significant new customers during the quarter, including Birkenstock, Boggi, Brown Thomas, Charlotte Russe, Destination Maternity, Graham & Brown, IKKS, Keen, Melissa & Doug, and Ubisoft.

•

Leading retailers such as Acumen Brands, Cortefiel, Dickies, The Jewellery Channel, Kendo, KUIU Ultralight Hunting, Nixon, Traeger Pellet Grills, and TSI Holdings launched initial sites on the Demandware Commerce Cloud during the quarter.

•

Existing customers like Clarins, Harman Industries, Hugo Boss, Jarden, L’Oreal, Movado, Pandora, Samsonite, and Wolverine Worldwide expanded their operations on the platform launching additional commerce sites during the quarter.

“We achieved strong results for the fourth quarter with subscription revenue at the high end of guidance and non-GAAP net income that exceeded expectations,” said Tim Adams, Chief Financial Officer, Demandware. “Year-end backlog was also solid. Two transactions pushed into 2016, which resulted in bookings growth of 22% on a constant currency basis. Even with these delays, we more than doubled our number of $2 million new deals year over year.”

Total revenue for the fourth quarter was $75.6 million, a 44% increase from $52.5 million in the fourth quarter of 2014.  Total revenue for the full year was $237.3 million, a 48% increase from $160.6 million in 2014.

Our GAAP net income for the fourth quarter of 2015 was $0.5 million, or $0.01 per basic and diluted share, as compared to GAAP net loss of $3.8 million, or $(0.11) per basic and diluted share, for the fourth quarter of 2014. Non-GAAP net income for the fourth quarter of 2015 was $14.5 million, or $0.40 per basic share and $0.38 per diluted share, as compared to non-GAAP net income of $1.9 million, or $0.06 per basic share and $0.05 per diluted share, for the fourth quarter of 2014.(1)

Our GAAP net loss for the full year 2015 was $36.6 million, or $(1.02) per basic and diluted share, as compared to GAAP net loss of $27.1 million, or $(0.78) per basic and diluted share, in year 2014. Non-GAAP net income for the full year 2015 was $10.8 million, or $0.30 per basic share and $0.29 per diluted share, as compared to non-GAAP net income of $1.2 million, or $0.03 per basic and diluted share, in year 2014. (1)

At December 31, 2015, we had $197.0 million in cash, cash equivalents and short term investments on the balance sheet, as compared to $243.7 million at December 31, 2014.

(1) Refer to “Non-GAAP Financial Measures” below and the accompanying reconciliations for more detailed information about the non-GAAP measures used in this release.

Outlook

“We are pleased to provide guidance for 2016 that is consistent with both the top and bottom line growth targets we outlined at our recent investor day,” said Tom Ebling. “We have a strong pipeline heading into 2016, up nearly 40% on a constant currency basis, and our large deal activity has never been greater. In order to factor in the potential for longer closing timelines with large enterprise accounts and some softness in Europe, we believe it is prudent to widen our 2016 bookings growth target to 25% to 35% year over year. We expect GMV growth to remain strong, and with investments planned in both growth and innovation, we are confident that Demandware is well positioned to drive continued value creation for both our customers and our shareholders in 2016.”

For the 2016 year, the company expects:

$ and shares in millions
	FY’16 Low	FY’16 High	Q1’16 Low	Q1’16 High

Comparable Customer GMV Growth (1)	17%	19%
Bookings Growth (1)	25%	35%
Churn Rate	<5%	<5%
Subscription Revenue	$260.0	$270.0	$56.0	$58.0
Total Revenue	$295.0	$305.0	$63.5	$65.5
Gross Margin (GAAP)	71%	71%
Gross Margin (Non-GAAP)	74%	74%
Operating Loss (GAAP)	$(52.0)	$(50.0)
Operating Income (Non-GAAP)	$8.0	$10.0
Net Loss (GAAP)	$(54.0)	$(52.0)
Net Income (Non-GAAP)	$6.0	$8.0
Basic weighted average shares outstanding	37	37	36	36
Diluted weighted average shares outstanding	40	40	38	38
(1)	Year over Year in Constant Currency

Quarterly Conference Call

To access the call which will take place today at 5:00 p.m. ET, please dial (877) 260-9772 in the U.S. or +1 (929) 387-3947 internationally. The passcode for the call is: 36834744.  A live webcast of the call will also be available on the investor relations section of the company’s website.  An audio replay will be available following the conclusion of the call through February 16, 2016. The replay number is (855) 859-2056 in the U.S. or +1 (404) 537-3406 internationally. The passcode for the replay is: 36834744. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solutions; the seasonality of our business; our ability to manage our growth; the variance of our business from quarter to quarter; the continued growth of the market for digital commerce and retail; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s latest Quarterly Report on Form 10-Q filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share. This press release also presents subscription revenue and percent change in subscription revenue on a GAAP and a “constant currency” basis as well as other operating metrics on a constant currency basis so that revenue and the other operating metrics can be viewed without the impact of fluctuations in foreign currency exchange rates, allowing for a period-to-period comparison of underlying business performance. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors to help investors better understand the ongoing operating performance of the business.  Non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions, amortization of intangible assets and the non-cash tax benefit related to our acquisitions.  Our non-GAAP gross margin, non-GAAP operating income and non-GAAP net income guidance for 2016 also exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions, amortization of intangible assets and the non-cash tax benefit related to our acquisitions.  Stock-based compensation is often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business.  Subscription revenue as well as other operating metrics on a constant currency basis exclude the impact of foreign currency exchange rates, which is calculated by applying the prior period’s foreign currency exchange rates to the current period foreign currency revenue, because foreign currency exchange rates are subject to volatility and can obscure underlying performance. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

James Hillier
Vice President, Investor Relations, Demandware
Office: 781-425-7675
Email: jhillier@demandware.com

Demandware, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$114,989	$158,827
Short-term investments	82,020	84,880
Accounts receivable—net of allowance for doubtful accounts	60,793	42,441
Prepaid expenses and other current assets	8,424	8,564
Total current assets	266,226	294,712

Property and equipment, net	21,862	14,028
Intangible assets, net	23,805	10,266
Goodwill	59,465	24,379
Other assets	6,040	1,785
Total assets	$377,398	$345,170

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,866	$3,581
Accrued expenses	37,287	25,153
Deferred revenue	31,426	22,799
Total current liabilities	71,579	51,533

Deferred revenue	15,133	12,168
Other long-term liabilities	2,763	1,424
Total liabilities	89,475	65,125

Redeemable noncontrolling interests	457	823

Stockholders’ equity:
Common stock	362	353
Additional paid-in capital	437,137	391,896
Treasury stock	—	(137)
Accumulated other comprehensive loss	(858)	(352)
Accumulated deficit	(149,175)	(112,538)
Total stockholders’ equity	287,466	279,222

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$377,398	$345,170

Demandware, Inc.

Condensed Consolidated Statements of Operations

(unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Subscription	$65,772	$49,188	$200,952	$145,879
Services and other	9,791	3,314	36,327	14,674
Total revenue	75,563	52,502	237,279	160,553

Cost of revenue:
Subscription	11,690	8,326	40,166	26,933
Services and other	7,549	4,024	27,299	15,115
Total cost of revenue	19,239	12,350	67,465	42,048

Gross profit	56,324	40,152	169,814	118,505

Operating expenses:
Sales and marketing	26,806	24,660	100,865	74,432
Research and development	18,030	11,177	65,342	34,983
General and administrative	11,109	10,496	46,272	36,882
Total operating expenses	55,945	46,333	212,479	146,297

Income (loss) from operations	379	(6,181)	(42,665)	(27,792)

Other income (expense):
Interest income	141	107	437	312
Interest expense	—	—	—	(108)
Other income (expense)	144	(491)	395	(1,522)
Other income (expense), net	285	(384)	832	(1,318)

Income (loss) before income taxes	664	(6,565)	(41,833)	(29,110)
Income tax provision (benefit)	241	(2,741)	(4,832)	(2,050)

Net income (loss)	423	(3,824)	(37,001)	(27,060)
Less: Net loss attributable to noncontrolling interest	(102)	(7)	(364)	(7)
Net income (loss) attributable to Demandware	$525	$(3,817)	$(36,637)	$(27,053)

Basic net income (loss) per share attributable to Demandware	$0.01	$(0.11)	$(1.02)	$(0.78)

Basic weighted average number of common shares outstanding	36,114	35,133	35,793	34,806

Diluted net income (loss) per share attributable to Demandware	$0.01	$(0.11)	$(1.02)	$(0.78)

Diluted weighted average number of common shares outstanding	37,809	35,133	35,793	34,806

Demandware, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$423	$(3,824)	$(37,001)	$(27,060)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,817	2,086	12,729	6,601
Consulting expense settled with stock awards	—	280	632	553
Bad debt expense	1	302	1,445	671
Stock-based compensation	9,675	7,259	36,720	26,630
Deferred income taxes	43	(2,798)	(5,890)	(2,798)
Amortization of premium on marketable securities	91	209	411	802
Other non-cash reconciling items	247	(71)	524	126
Changes in operating assets and liabilities:
Accounts receivable	(12,919)	(15,452)	(10,689)	(13,856)
Prepaid expenses and other current assets	396	654	1,646	(4,207)
Accounts payable	264	1,316	(178)	399
Accrued expenses	5,273	8,262	10,392	8,019
Deferred revenue	8,226	4,885	6,982	8,045
Other assets and liabilities	(788)	1,405	(2,846)	(306)
Net cash provided by operating activities	14,749	4,513	14,877	3,619

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,852)	(593)	(15,767)	(9,180)
Development of internal use software	(131)	—	(1,927)	—
Purchase of marketable securities	(24,587)	(21,237)	(114,312)	(132,750)
Sale and maturity of marketable securities	20,534	34,960	120,976	84,191
Acquisition, net of cash acquired	—	(21,128)	(54,733)	(33,264)
Net cash used in investing activities	(6,036)	(7,998)	(65,763)	(91,003)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shares purchased under Employee Stock Purchase Plan	777	748	1,580	1,391
Proceeds from exercise of stock options	529	1,190	6,249	6,848
Payments of equipment notes	—	—	—	(3,345)
Contribution from redeemable noncontrolling interests	—	830	—	830
Treasury stock repurchase	—	(137)	—	(137)
Payments of software financing agreement	—	—	—	(766)
Net cash provided by financing activities	1,306	2,631	7,829	4,821

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(253)	(568)	(781)	(1,035)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,766	(1,422)	(43,838)	(83,598)
CASH AND CASH EQUIVALENTS—Beginning of period	105,223	160,249	158,827	242,425
CASH AND CASH EQUIVALENTS—End of period	$114,989	$158,827	$114,989	$158,827

Demandware, Inc.

Stock Based Compensation Expense

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cost of subscription revenue	$241	$224	$985	$701
Cost of service revenue	840	526	3,175	1,967
Sales and marketing	2,910	2,139	11,254	7,474
Research and development	3,230	2,357	11,867	7,513
General and administration	2,454	2,013	9,439	8,975
	$9,675	$7,259	$36,720	$26,630

Demandware, Inc.

Contingent Compensation Expense Related to Acquisitions

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Sales and marketing	$1,150	$441	$4,481	$1,644
Research and development	1,933	441	7,503	1,644
	$3,083	$882	$11,984	$3,288

Demandware, Inc.

Amortization Expense Related to Acquired Intangible Assets

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cost of subscription revenue	$1,102	$612	$4,358	$1,242
Sales and marketing	123	25	467	102
	$1,225	$637	$4,825	$1,344

Demandware, Inc.

Non-Cash Taxes

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-cash tax (benefit)	$—	$(3,020)	$(6,088)	$(3,020)

Demandware, Inc.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(unaudited; in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2015	2014		2015		2014
Reconciliation between GAAP operating income (loss) and non-GAAP operating income:
GAAP operating income (loss)	$379	$(6,181)		$(42,665)		$(27,792)
Add back:
Stock-based compensation	9,675	7,259		36,720		26,630
Contingent compensation expense related to acquisitions	3,083	882		11,984		3,288
Amortization expense related to acquired intangible assets	1,225	637		4,825		1,344
Non-GAAP operating income	$14,362	$2,597		$10,864		$3,470

Reconciliation between GAAP operating expenses and non-GAAP operating expenses:
GAAP operating expenses	$55,945	$46,333		$212,479		$146,297
Less:
Stock-based compensation	8,594	6,509		32,560		23,962
Contingent compensation expense related to acquisitions	3,083	882		11,984		3,288
Amortization expense related to acquired intangible assets	123	25		467		102
Non-GAAP operating expenses	$44,145	$38,917		$167,468		$118,945

Numerator:
Reconciliation between GAAP net income (loss) attributable to Demandware and non-GAAP net income attributable to Demandware:
GAAP net income (loss) attributable to Demandware	$525	$(3,817)		$(36,637)		$(27,053)
Add back:
Stock-based compensation	9,675	7,259		36,720		26,630
Contingent compensation expense related to acquisitions	3,083	882		11,984		3,288
Amortization expense related to acquired intangible assets	1,225	637		4,825		1,344
Non-cash tax (benefit)	—	(3,020)		(6,088)		(3,020)
Non-GAAP net income attributable to Demandware	$14,508	$1,941		$10,804		$1,189

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted non-GAAP net income per common share:
GAAP weighted average common shares outstanding, basic	36,114	35,133		35,793		34,806
Add back:
Effect of dilutive securities	1,695	2,126	(1)	1,927	(1)	2,362	(1)
Non-GAAP weighted average common shares outstanding, dilutive	37,809	37,259		37,720		37,168

Non-GAAP net income per share, basic:	$0.40	$0.06		$0.30		$0.03
Non-GAAP net income per share, diluted:	$0.38	$0.05		$0.29		$0.03

(1) These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

Demandware, Inc.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures (Continued)

(unaudited; in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation between GAAP subscription gross margin and non-GAAP subscription gross margin:
Subscription revenue	$65,772	$49,188	$200,952	$145,879
Cost of subscription revenue	11,690	8,326	40,166	26,933
Subscription gross profit	54,082	40,862	160,786	118,946
Add back:
Stock-based compensation allocated to cost of subscription revenue	241	224	985	701
Amortization expense related to acquired intangible assets allocated to cost of subscription revenue	1,102	612	4,358	1,242
Non-GAAP Subscription Gross Profit	55,425	41,698	166,129	120,889
Non-GAAP Subscription Gross Margin	84%	85%	83%	83%

Reconciliation between GAAP total gross margin and non-GAAP total gross margin:
Total revenue	$75,563	$52,502	$237,279	$160,553
Total cost of revenue	19,239	12,350	67,465	42,048
Gross profit	56,324	40,152	169,814	118,505
Add back:
Stock-based compensation allocated to cost of revenue	1,081	750	4,160	2,668
Amortization expense related to acquired intangible assets allocated to cost of revenue	1,102	612	4,358	1,242
Non-GAAP Total Gross Profit	58,507	41,514	178,332	122,415
Non-GAAP Total Gross Margin	77%	79%	75%	76%

	Three Months Ended			Year Ended
	December 31,			December 31,
	2015	2014	% of Growth	2015	2014	% of Growth
Reconciliation between GAAP subscription revenue growth and non-GAAP subscription revenue growth on a constant currency basis:
Subscription revenue	$65,772	$49,188	34%	$200,952	$145,879	38%
Impact of changes in exchange rates	2,098	257		8,658	203
Subscription revenue on a constant currency basis	$67,870	$49,445	37%	$209,610	$146,082	43%